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                                                                      Exhibit 99


                         INDEPENDENT ACCOUNTANT'S REPORT




Board of Directors and Stockholders
Slippery Rock Financial Corporation

We have reviewed the accompanying consolidated balance sheet of Slippery Rock Financial Corporation and subsidiary as of September 30, 2001, and the related consolidated statement of income for the three- and nine-month periods ended September 30, 2001 and 2000, and the consolidated statement of cash flows for the nine-month periods ended September 30, 2001 and 2000, and the consolidated statement of changes in stockholders' equity for the nine-month period ended September 30, 2001. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet as of December 31, 2000, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the year then ended (not presented herein); and in our report dated January 26, 2001 we expressed an unqualified opinion on those consolidated financial statements.



/s/ S.R. Snodgrass, A.C.
Wexford, PA
November 8, 2001


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